UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. __)

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INTEGRATIVE HEALTH TECHNOLOGIES, INC.
(Name of Registrant As Specified In Its Charter)
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(2)	Aggregate number of securities to which transaction applies: 159,235,787 shares of Common Stock.
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INTEGRATIVE HEALTH TECHNOLOGIES, INC.
4940 Broadway, Suite 201
San Antonio, TX  78209

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

This information statement is being mailed on or about December 18, 2006 to all holders of record at the close of business on December 13, 2006 who hold shares of common stock ($.001 par value) of Integrative Health Technologies, Inc., a Delaware corporation (the “Company”).  You are receiving this information statement in connection with a written consent signed on December 18, 2006, by shareholders owning the majority of the Shares and the Company’s convertible preferred shares voting on an “as converted” basis, which consent provides that the Company shall have the authority to withdraw its election to be subject to Sections 55 to 65 of the Investment Company Act of 1940, as amended (the ”ICA”), and will no longer be regulated as a “business development company” as defined in Section 2(a)(48) of the ICA. This change was approved by the Company’s board of directors on December 13, 2006 and by 71.8% of the Company’s shareholders on December 18, 2006.

GENERAL

The Company’s current Certificate of Incorporation provides for an authorized capitalization consisting of 200,000,000 shares of common stock, $.001 par value, and 20,000,000 shares of convertible preferred stock, $.001 par value. As of December 13, 2006, there were 159,235,787 shares of Common Stock outstanding. In addition, as of December 18, 2006, there were 20,000,000 shares of Convertible Preferred Stock outstanding with a conversion ratio of 1 to 400 which can be converted into 8,000,000,000 shares of common stock.

WITHDRAWAL OF ELECTION TO BE REGULATED UNDER SECTIONS 55 TO 65 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED

INDEX

Summary
What is a BDC?
Why did the Company elect to become a BDC?
Why Elect Non-BDC Status Now?
Inherent Generic Difficulties and Costs in Operating BDCs
BDCs are poorly understood by the investing public.
BDCs are often viewed unfavorably by investment firms who are familiar with BDCs.
There is little in the way of precedent to guide the operators of BDCs.
The Investment Company Act of 1940 imposes, among others, the following regulations on BDCs:
Difficulties posed by non-compliance of the previous management.
Withdrawal of BDC status will not necessarily cure past violations
Additional Considerations for Withdrawal of the Company’s BDC Status
Issuance of Securities other than Common Stock
Related Party
Business Focus
Issuance of Common Stock
Compensation of Executives
Eligible Investments
Burden of complying with the Investment Act.
The Board of Director’s Recommendation
Effect of Election to Withdraw as a BDC on the Company's Financial Statements
Potential Adverse Effects on Shareholders if Election is Withdrawn
Need for Stockholder Approval
APPROVAL OF PROPOSED WITHDRAWAL
OUTSTANDING VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

EXHIBIT “A”: FORM N-54C

Summary
Pursuant to an election made on February 11, 2005 under Section 54 of the ICA, the Company is a Business Development Company or “BDC.” The Company intends to withdraw that election pursuant to Section 58 of the ICA, and thereby cease to be classified as a BDC. As discussed in detail below, the Company’s directors have concluded that, given the specific business operations of the Company, any benefits it receives by virtue of its BDC status are not commensurate with the added regulatory burden imposed on BDCs.

What is a BDC?
A BDC is a closed-end investment company as that term is defined in the ICA.  BDCs do not carry on active businesses; rather they are holding companies that invest in portfolio companies, which may benefit from the management expertise and resources of the BDC. BDCs are subject to various regulatory restrictions on their operations and various other affirmative regulatory requirements as discussed in more detail below.  In return, the main advantage enjoyed by BDCs is the ability to raise capital relatively quickly and inexpensively by issuing securities that qualify for certain exemptions under Regulation E to the Securities Act of 1933.

Why did the Company elect to become a BDC?
The Company underwent reorganization on June 3, 2006 during which time successful operating businesses were added to our portfolio holdings and a new management team was installed.  The previous management had made the election to become a BDC on February 11, 2005, more than a year before the present management team was installed.  Evidently, the previous management believed that, given the Company’s businesses and prospects at that time, the benefits of the election would outweigh the disadvantages.  It should be noted that, at the time, the Company had never been profitable and there was insufficient cash flow from the portfolio investments to sustain the Company without repeated borrowing and/or issuances if shares.

Why Elect Non-BDC Status Now?
Since the reorganization on June 3, 2006, all three of the Company’s portfolio companies have produced operating profits sufficient to generate enough cash to sustain the Company’s operations and have signed Agreements that should allow them to continue their profits for some time to come.  Accordingly, there is currently no need to issue additional securities under Regulation E with their inherent dilutive effects, and the Company has not done so since the reorganization. In fact, as reported in the Company’s Form 10-Q for the quarter ending September 30, 2006, the Company has reduced the number of outstanding shares through exchange shares for its non-core assets and recapture of shares that should have been returned to the Company in conjunction with unconsummated acquisitions.  Furthermore, the current management has been operating the Company for over six months, and is now in a position to evaluate the difficulties and costs of compliance with BDC requirements.  Some of these difficulties and costs that are inherent in operating a BDC are reviewed below along with some that are specific to our Company.

Inherent Generic Difficulties and Costs in Operating BDCs

o    BDCs are poorly understood by the investing public.  The experience of the Company’s management in dealing with investors has convinced us that the typical investor in the Company’s stock has little or no understanding of the BDC election and its implications.
o    BDCs are often viewed unfavorably by investment firms who are familiar with BDCs.  Management has received feedback from discussions with securities lawyers, investor relations and public relations firms to the effect that the ability to issue stock under Regulation E is considered by many sophisticated investors to be a dilutive and negative attribute of BDCs.  Apparently these investors value the discipline that the normal securities issuing process imposes on companies as opposed to the flexibility that Regulation E provides the BDC.
o    There is little in the way of precedent to guide the operators of BDCs.  There is dearth of information regarding the operation of BDCs.  Compliance is complicated, and there is very little in the way of definitive guidance available amongst securities attorneys, accountants, auditors, and regulators.  By contrast, these persons are familiar with almost every nuance of operating the normal non-BDC public company.
o    The Investment Company Act of 1940 also imposes, among others, the following regulations on BDCs:
a)   The issuance of senior equities and debt securities by a BDC is subject to certain limitations;
b)   The issuance of warrants and options by a BDC is subject to certain limitations;
c)   A BDC may not engage in certain transactions with affiliates without obtaining exemptive relief from the SEC;
d)   A BDC may not change the nature of its business or fundamental investment policies without the prior approval of the stockholders;
e)   A BDC must carry its investments at value if a public trading market exists for its portfolio securities or at fair value if one does not, rather than at cost in its financial reports;
f)   The composition of a BDC's Board is restricted (e.g., participation by investment bankers and certain other participants is limited), in addition, a majority of the Board must be independent members, and certain activities by the Company must be approved by the independent members of the Board;
g)   There are prohibitions and restrictions on investing in certain types of companies, such as brokerage firms, insurance companies and other investment companies;
h)   There are limits on the types of assets that a BDC may acquire. A BDC may not acquire any asset other than "qualifying assets" unless, at the time the acquisition is made, such "qualifying assets" represent at least 70% of the value of the BDC's total assets. "Qualifying Assets" generally include: (i) securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company. An eligible portfolio company is defined as any issuer that (a) is organized and has its principal place of business in the United States, (b) is not an investment company other than a small business investment company wholly-owned by the BDC, and (c) does not have any class of publicly-traded securities with respect to which a broker may extend credit; (ii) securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and (iii) cash, cash items, Government securities, or high quality debt securities maturing in one year or less from the time of investment. A BDC may invest in the securities of public companies and other investments that are not "qualifying assets," but such investments may not exceed 30% of the BDC's total asset value at the time of such investment;
i)    A BDC generally may not issue common stock at a per share price less than the then-current net asset value of the common stock without the prior approval of stockholders; and
j)    A BDC is restricted in its ability to repurchase its shares directly from stockholders.

Difficulties posed by non-compliance of the previous management.
Under previous management, the company failed to comply with a number of the technical requirements that the ICA imposes on BDCs.  Current management has worked to address these issues, and has remedied some of them.  However, some have continued, either because they are incapable of being remedied because of the fact that current management has carried forward some past practices that turned out to be technically non-compliant, or because certain information needed by current management to operate in total compliance is not in the books and records inherited by current management.  In October 2006, representatives of the SEC met with the Company management in connection with an examination of the Company’s compliance with laws and regulations applicable to BDCs since it became a BDC in February 2005.  We expect that, at the conclusion of the examination, the Company and the SEC will agree on a list of noncompliance items.  In the meantime, the Company has concluded that, at a minimum, the following list of noncompliance items needed to be addressed; we have already made significant progress in so doing.

Issue:  Following its election as a BDC on February 11, 2005, the Company did not create a written compliance manual meeting the requirements of Rule 38a‑1 of the ICA.  Rule 38a‑1 requires, among other things, that the Board must review a written copy of the Company’s policies and procedures to prevent violation of Federal Securities Laws, and that a Chief Compliance Officer must be appointed.  The duties of the Chief Compliance Officer are set out in Rule 38a‑1, and include the preparation of an annual compliance report and annual meetings with the Company’s outside directors.  Rule 38a‑1 also imposes 5-year record keeping requirements for compliance policies.
Actions Taken:  The Board appointed a Chief Compliance Officer on December 5, 2006, and adopted an interim policy intended to correct noncompliance to the extent practicable and ensure future compliance with Securities Laws by requiring a written certification from all Directors and Officers that they have reviewed Rule 38a-1 and monthly reports of any transactions that might conflict with the provisions of Rule 38a-1.  Should we retain the BDC status, the required compliance manual will be prepared. However, if the Company withdraws its election as a BDC, it will no longer be subject to the ICA and Rule 38a‑1.

Issue:  Following its election as a BDC on February 11, 2005, the Company continued to file the small business versions of the 10‑Q and 10‑K reports, 10‑QSB and 10‑KSB.  A BDC is not entitled to use these versions, and the Company should have been filing reports 10‑Q and 10‑K.
Actions Taken:  The Company is filing a 10‑Q, and has begun preparation of a 10‑K covering the year ending December 31, 2006.  If the Company withdraws its election as a BDC, it will be entitled to resume filing on forms 10‑QSB and 10‑KSB.

Issue:  Similarly, following its election as a BDC on February 11, 2005, the Company did not change the form of its financial statement preparation to comply with BDC requirements as set out in Article 6 of Regulation S-X.
Actions Taken:  The Company is filing the required 10‑Q, and intends to file a 10‑K for the year ending December 31, 2006, with the form of its current financial statements in compliance with BDC requirements.  The Company anticipates difficulty in recasting the financial records received from previous management, but it intends to do so to the extent practicable.  If the Company withdraws its election as a BDC, it will be entitled to present its financial statements in the same form used by other operating companies.

Issue:  Following its election as a BDC on February 11, 2005, the Company did not establish a formalized procedure for the regular valuation of its portfolio companies.
Actions Taken:  The Company is satisfied that it has valued its portfolio companies properly and has established a written procedure for these evaluations. This procedure involves using asset and depreciation schedules reported by an independent auditor in the audit of IHT of Illinois.  Newly acquired assets will be placed on the Company’s books at their value based on their potential to generate capital and will be depreciated in accordance with the depreciation schedules used in the independent audit.   Although if the Company withdraws its election as a BDC and this requirement no longer exists, we will use either cost or value procedures as appropriate for an operating company.

Issue:  Following its election as a BDC on February 11, 2005, the Company did not prepare a written procedure pursuant to s.57 (h) of the ICA to scrutinize transactions for possible conflicts of interest.
Actions Taken:  The Company adopted a compliant policy on October 4, 2006.  If the Company withdraws its election as a BDC, it will then no longer need to comply with the ICA.

Issue: Following its election as a BDC on February 11, 2005, the Company did not obtain bonding of officers and employees having access to securities or funds as required by s.17 (g) of the ICA.
Actions Taken:  The Company was unable to quickly cure this item at reasonable cost. Therefore, to comply with the spirit of this requirement, the Board has issued a resolution that no one in the company can issue shares until this bond is acquired, or unless the Company withdraws its election as a BDC, which would obviate this requirement.

Issue:  Following its election as a BDC on February 11, 2005, the Company did not establish and communicate a privacy policy as BDCs are required to do by Regulation S-P.
Actions Taken:  The Company is conversant with best practices around privacy of information in that its major portfolio company collects personal healthcare information and safeguards its use pursuant to regulations covering such information.  The Company does not engage in other practices that have attracted regulators to this area, such as selling or sharing its customers’ private information with third parties.  Accordingly, the Company believes that it is complying with the spirit of Regulation S-P.  If the Company withdraws its election as a BDC, Regulation S-P will no longer apply.

Issue:  Following its election as a BDC on February 11, 2005, the Company did not file the required report 2-E within 30 days after the end of each six-month period following the date of the original offering circular (February 10, 2005) as set forth in Rule 609 of Regulation E of the Securities Act of 1933. A final report should have been made upon completion or termination of the offering and could have been made prior to the end of the six-month period in which the last sale is made.
Actions Taken:  We have obtained a copy of the offering circular and identified the 78,324,075 shares that were issued under the offering. We have forwarded a copy to the SEC examiners of the circular along with a listing of the names and addresses of the recipients of these shares as requested by the SEC.  We have also forwarded a copy of the listing to the previous management requesting that they review the list and complete the required 2-E filing.  Additionally, we have forwarded draft copies of the required Forms 2-E and a PDF of the form that needs to be completed.  Copies of this correspondence were, as requested, also forwarded to the SEC.

Issue:  It appears that, under previous management, the Company may have issued some shares in return for services provided, which would be in violation of the regulations governing BDCs.
Actions Taken:  We recently received 77 letters that the previous management recently found authorizing the transfer agent to issue shares.  We are currently reviewing these letters and contacting the people involved to ascertain whether or not shares were issued for services after the company elected to become a BDC.

Withdrawal of BDC status will not necessarily cure past violations.   As stated above, we have made and continue to make significant progress in returning the Company to compliance with BDC requirements. Although these difficulties of on-going compliance will be removed by de-electing BDC status, the withdrawal will not necessarily cure the past violations of the Company while it was a BDC.

Additional Considerations for Withdrawal of the Company’s BDC Status
In addition to considering all of the foregoing, the Board’s decision was based on the following additional considerations.

Issuance of Securities other than Common Stock  BDCs are limited or restricted as to the type of securities other than common stock, which they may issue. The issuance of convertible securities and rights to acquire shares of common stock  (e.g., warrants and options) is restricted primarily because of the statutory interest in facilitating computation of the Company's net asset value per share. In addition, issuances of senior debt and senior equity securities require that certain "asset coverage" tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities because asset coverage continuously changes by variations in market prices of the Company's investment securities. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means. The Company previously issued shares of preferred stock and convertible debentures, which may be deemed to be "senior securities" as defined under the ICA. One of the reasons for the Company's desire to withdraw as a BDC is to permit these shares of preferred stock and convertible debentures to continue to be a part of the Company's capitalization, as would be permitted for a non-BDC company. Certain of these securities are owned by affiliates of the Company.

Related Party Transactions   The ICA significantly restricts among other things (a) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (b) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. To overcome these investment company restrictions, which are somewhat relaxed as applied to BDC's, requires SEC approval, which is often a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transactions or the approval thereof by disinterested directors of the Company. The Company believes situations may arise in which a corporation's best interests are served by such transactions. The Board believes that stockholders are adequately protected by the fiduciary obligations imposed on the Company's directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party's relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its SEC filings.

Business Focus   The nature of the Company's business is changing from a business that intended to be in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus is on acquiring controlling interests in companies and becoming intimately involved with the day-to-day operation of our portfolio companies. The Board believes that BDC regulations would be inappropriate for such activities.

Issuance of Common Stock  By virtue of its BDC election, the Company may not issue new shares of Common Stock at a per share price less than the then net asset value per share of outstanding Common Stock without prior stockholder approval. Conceivably, the market prices for "BDC" stock could be lower than net asset value, making it much more difficult for the BDC to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, the Company's Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value. The Company has not sold stock below net asset value.

Compensation of Executives  The ICA limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of Restricted Stock is generally prohibited. However, the Board believes that by achieving greater flexibility in the structuring of employee compensation packages, the Company will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate its personnel in accordance with industry practice.

Eligible Investments   As a BDC, the Company may not acquire any asset other than "Qualifying Assets" unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the value of the total assets (the "70% test"). Because of the limitations on the type of investments the Company may make, as well as the Company's total asset composition, the Company may be foreclosed from participating in prudent investment opportunities and otherwise lack diversification.

Burden of complying with the Investment Company Act. The Company must incur significant general and administrative costs in order to comply with the regulations imposed by the ICA.  Management has already devoted considerable time to issues relating to compliance with the ICA and the Company incurs legal and accounting fees with respect to such matters. The costs of this regulation are borne by, and the protections of this regulation are for the benefit of, the stockholders of the Company. The Board believes that resources now being expended on the ICA compliance matters could be utilized more productively if devoted to the operation of the Company's business. The Board has determined that the costs of compliance with the ICA are substantial, especially when compared to the Company's relative size and net income, and that it would therefore be in the financial interests of the stockholders for the Company to cease to be regulated under the ICA altogether.  In addition, the Board believes the ICA provides the following requirements which would not be required if the election were withdrawn:

a)   IHHT owns 100% of all of its current portfolio companies and as an operating company, we can utilize the equity method of accounting, which allows the consolidation of all subsidiary and parent company financials;
b)   Some of the Company's future investments may be in foreign companies, which is prohibited as a BDC under the ICA;
c)   The Company is currently prohibited from raising capital through the issuance and sale of stock if it is sold below net asset value.  If the Company withdraws its election, it can raise money through the sale of its stock based on fair market value, even if that value is less than net asset value;
d)   The Company can utilize debt in a beneficial way. Currently the Company must have an asset to debt ratio of no more than 2:1 net asset to senior security;
e)   The Company could use preferred stock to make acquisitions;
f)    The Company could use a stock option plan to compensate directors and others for services rendered;
g)   As an operating company, we would be allowed to engage in affiliated transactions that would benefit the Company.

The Board of Director’s Recommendation The Board believes that the above reasons, the negative view of BDCs held by knowledgeable investors, the potentially dilutive effect of the ease of issuing shares as a BDC, and the restrictions of the ICA, will ultimately have the effect of dampening market interest in the Company and hinder its growth. The Board has determined that the most efficacious way to reduce these costs, improve profitability, and eliminate the competitive disadvantages the Company experiences due to compliance with the many requirements and restrictions associated with operating as a BDC under the ICA would be to withdraw the Company's election to be treated as a BDC. As an operating company, the fundamental nature of the Company's business will change from that of investing in a portfolio of securities whose value will vary with the perceptions of the investing public to that of being actively engaged in the ownership and management of operating businesses with the goal of facilitating the generation of net profits in the operations of those businesses. Our business plan included making strategic investments in cash-flow positive businesses with strong perceived growth potential in the healthcare and nutritional industries. The Board considered other effects of withdrawal of its election to operate as a BDC. These considerations are summarized below:

Effect of Election to Withdraw as a BDC on the Company's Financial Statements The election to withdraw the Company as a BDC under the ICA will result in a significant change in our method of accounting. The differences in accounting methods are as follows:

a)   If the election occurs, the Company will need to report its investments in its subsidiaries and other investments on the historical cost method, as none of the subsidiaries or investment holdings of the Company are publicly traded with listed market prices. The Company will undertake to have its subsidiaries audited and consolidated with us.
b)   BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDC's to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company's intent with respect to the period of time it intends to hold the investment. Change in the Company's method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company's ability to report an increase in value of its holdings as they occur. Also, as an operating company, we would have to consolidate our financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDC's.
c)   Pursuant to APB 20 par. 34 in reporting the changes in a reporting entity, if the Board concludes that accounting changes which result in financial statements that were in effect provide unclear past financial performance, previous financial statements will be reported by restating the financial statements of all prior periods presented in order to show financial information for the new reporting entity for all periods.
d)   The Company does not believe that the withdrawal of its election to be treated as a BDC will have any impact on its federal income tax status, since it has never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. (Electing for treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders.) Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a "regular" corporation under Subchapter C of the Code. There will be no change in its federal income tax status as a result of it becoming an operating company.

Potential Adverse Effects on Shareholders if Election is Withdrawn Shareholders may be adversely affected by withdrawal of  the requirement that a majority of the Board of Directors be independent of management; the Company will no longer have restrictions on investments and stock issuance, and officers and directors may receive stock of the Company.

Need for Stockholder Approval   Section 58 of the ICA provides that a BDC may not withdraw it election to be regulated as a BDC unless it is authorized to do so by a majority of its issued and outstanding voting securities.  Delaware law requires that the majority of the shareholders must approve the proposal for the proposal to be adopted. However, even though 96.2% of the shareholders have approved this action, the proposal must be sent to all shareholders of record.  All broker non-votes will be considered a vote against the proposal. Therefore, the Board’s resolution included the recommendation of a vote "for" approval of the company's proposal to withdraw as a BDC and the required Form 14-C will be sent to all shareholders of record.

APPROVAL OF PROPOSED WITHDRAWAL

Under the Section 58 of the ICA and the Delaware General Corporation Law, the Withdrawal proposal must be approved in writing by the holders of at least a majority of the outstanding voting stock of the Company, including common and preferred shares voting on an “as converted” basis.  The following shareholders signed a written consent approving the withdrawal and collectively represent 71.8% of the 8,159,235,787 shares of voting stock of the Company:

The Nutmeg Group
The Gale Trust
Gilbert R. Kaats
Lori A. Dawson
Gary G. and Tricia D. Tschirhart
Kristi L. Hobbs
Samuel C. and Patti L. Keith
Roger W. and Julie K. Marshall

The Withdrawal proposal, therefore, has been approved by the stockholders of the Company, and the Withdrawal  will become effective 20 days after the mailing of this Information Statement to our stockholders and the filing with the Commission of Form N-54C, which is attached hereto as Exhibit "A".  This change will take place 20 calendar days after the mailing of this Information Statement.

Because the Withdrawal proposal already has been approved, you are not required to take any action at this time; however, at your option, you may submit a written consent to the Withdrawal proposal.  This information statement is your notice that the proposal concerning the Withdrawal proposal has been approved and you will receive no further notice when the change becomes effective.

OUTSTANDING VOTING SECURITIES

At the close of business on December 13, 2006, there were 159,235,787 shares of Common Stock and 20,000,000 shares of Convertible Preferred Stock issued convertible to 8,000,000,000 common shares for a total of 8,159,235,787 voting shares. These constitute the only voting securities of the Company. Each shareholder is entitled to cast one vote for each share of Common Stock held by the shareholder and one vote for each share of Common Stock that the shareholder would hold if all shares of Convertible Preferred Stock held by the shareholder were converted to Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set out below is the ownership, as of October 15, 2006, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control of the Company.

SECURITY OWNERSHIP OF CERTAIN OWNERS

Name and Address of Beneficial Owners	Shares Beneficially Owned (1)		Percent of Total Combined Votes

Gilbert R. Kaats – Director, CEO and President	2,760,750,000	Convertible Preferred Stock (1)	34.0%
4940 Broadway, San Antonio, TX 78209	11,000,000	Common Stock
	2,771,750,000	Total Shares

Samuel C. Keith, Director	200,000,000	Convertible Preferred Stock (1)	2.5%
813 Eventide, San Antonio, TX 78209	2,500,000	Common Stock
	202,500,000	Total Shares

The Gale Trust	2,082,750,000	Convertible Preferred Stock (1)	25.5%
3346 Commercial Ave., Northbrook, IL 60062

Ovideo Pugnale, Director	--		0.0%
2140 Hidden Woods Blvd., Beaver Creek, OH 45431

Shirlie Kaats – Wife of Gil Kaats	500,000,000	Convertible Preferred Stock (1)	6.1%
4940 Broadway, San Antonio, TX 78209

Directors and Officers as a Group (3)	2,960,750,000	Convertible Preferred Stock (1)	36.4%
	13,500,000	Common Stock
	2,974,250,000	Total Shares

(1)  The beneficial owner of the shares exercises sole voting and investment powers. Represents ownership of Class A Convertible Preferred Stock of which 8,000,000,000 shares are currently outstanding.  Each share of Class A Convertible Preferred Stock is convertible into four hundred (400) shares of common stock and currently votes on an "as converted" basis with the shares of common stock on all matters, including voting on the election of directors.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Except as set forth above, no director or officer of the Company or nominee for election as a director of the Company or associate of any director or officer of the Company has a substantial interest in the Proposed Amendment.  No director of the Company has informed the Company in writing that such director intends to oppose the adoption of the Proposed Amendment.  No security holder entitled to vote at a meeting or by written consent has submitted to the Company any proposal.

                                                                                                   By Order of the Board of Directors

                                                                                                    /s/ Gilbert R. Kaats, Ph.D.
                                                                                                    Gilbert R. Kaats, Ph.D.
                                                                                                    Chairman, CEO and President

EXHIBIT “A”
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM N-54C
NOTIFICATION OF WITHDRAWAL OF ELECTION TO BE SUBJECT TO SECTIONS 55 THROUGH
65 OF THE INVESTMENT COMPANY ACT OF 1940 FILED PURSUANT TO SECTION 54(C) OF THE
INVESTMENT COMPANY ACT OF 1940
The undersigned business development company hereby notifies the Securities and Exchange Commission that it withdraws its election to be subject to sections 55 through 65 of the Investment Company Act of 1940 (the "Act"), pursuant to the provisions of section 54(c) of the Act, and in connection with such notice of withdrawal of election submits the following information:
Name:  Integrative Health Technologies, Inc.
Address of Principal Business Office: 4940 Broadway, Suite 202, San Antonio, TX  78209
Telephone Number (including area code): (210) 824-4200
File Number under the Securities Exchange Act of 1934: 814-00699

In addition to completing the cover page, a company withdrawing its election under Section 54(a) of the Act must state one of the following bases for filing the notification of withdrawal:
☐  A.  The company has never made a public offering of its securities; does not have more than 100 security holders for purposes of section 3(c)(1) of the Act and the rules thereunder; and does not propose to make a public offering.
☐  B.  The company (1) has distributed substantially all of its assets to its security holders and has effected, or is in the process of effecting, a winding-up of its affairs, and (2) is not liquidating as part of a merger.
☐  C.  The company has (1) sold substantially all of its assets to another company; or (2) merged into or consolidated with another company. Give the name of the other company and state whether the other company is a registered investment company, a company excluded from the definition of an investment company by section 3(c)(1) of the Act, a business development company, or none of the above.
☐  D.  The company has changed the nature of its business so as to cease to be a business development company, and such change was authorized by the vote of a majority of its outstanding voting securities or partnership interests.
☐  E.  The company has filed a notice of registration under Section 8 of the Act. State the filing date of the Company's notice of registration (Form N-8A) under the Act.
☒  F.  Other. Explain the circumstances surrounding the withdrawal of election.

The inherent generic difficulties and costs associated with being a BDC and lack of any perceived advantages led the Board of Directors to authorize the withdrawal of this election.
Holders of shares of common stock and convertible preferred stock of the Company having voting power equal to  5,743,500,000 common shares, representing in excess of seventy-one and eight tenths percent (71.8%) of the total combined voting power of the Company, signed the Action By Written Consent in favor of the change.  There were no votes cast against the decision to cease being a business development company.  A Definitive Information Statement on Schedule 14C was filed by the Company with the Commission on December 18, 2006, in connection with the decision, and was mailed to shareholders.

SIGNATURE: Pursuant to the requirements of the Act, the undersigned company has caused this notification of withdrawal of election to be subject to sections 55 through 65 of the Act to be duly signed on its behalf in San Antonio, Texas on the 18th day of  December, 2006.

                                                                                         INTEGRATIVE HEALTH TECHNOLOGIES, INC.

                                                                                           By     /s/ Gilbert R. Kaats
                                                                                                     Gilbert R. Kaats,
                                                                                                     Chairman, President, Chief Executive Officer

                                                                                          Attest:  /s/ Gilbert R. Kaats, Chief Financial Officer